                                                                    Exhibit 3.89

                                                             APPROVED

                                                             BY /s/ [ILLEGIBLE]
                                                             DATE 6-26-72
                                                             AMOUNT 50.00

                                     426498

                           ARTICLES OF INCORPORATION

                                       OF

                         SCANDINAVIAN HEALTH SPA, INC.

The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation for profit under the general Corporation Act of Ohio, do hereby certify:

FIRST:    The name of said corporation shall be SCANDINAVIAN HEALTH SPA, INC.

SECOND: The place in the State of Ohio where its principal office is to be located is Canton, Stark County, Ohio.

THIRD:    The purpose or purposes for which it is formed are:

          (a) To carry on the business of providing and maintaining all equipment and services for a complete exercise and health spa for men, women and children; to sell memberships in said facility and to charge for services and the use of equipment; to buy, sell, trade and deal in foods, drinks, health products, cosmetics and beauty aids, and to do and perform all acts and things necessary or incidental thereto.

          (b) To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

          (c) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          (d) To acquire by purchase, subscription, underwriting, participation in syndicates, or otherwise, and to hold, own, sell, exchange, pledge, hypothecate or otherwise dispose of, shares of stock, bonds, mortgages, debentures, trust receipts, participation certificates, certificates of beneficial interest, notes and other securities, obligations, contracts, choses in action



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and evidences of indebtedness generally, or interests therein, of corporations, associations, firms, trusts, governments, states, colonies, municipalities, and other organizations or persons; to receive, collect and exercise any and all rights and privileges of individual ownership or interest in any of the foregoing, including the right to vote thereon for any and all purposes, and to do any and all acts and things for the preservation, protections, improvements and enhancements in value thereof and to endorse or guarantee the same or become surety in respect thereof, and to aid by loan, subsidy, guaranty or otherwise those issuing, selling, creating or responsible for the same.

(e) To apply for, obtain, purchase, take licenses in respect of or otherwise acquire, and to hold, own, use, grant licenses in respect of, manufacture under, sell, assign, mortgage, pledge or otherwise dispose of any and all inventions, devices, processes and patents of the United States or of any other country, state, territory or locality, and all rights connected therewith or appertaining thereunto; any and all copyrights therewith granted by the United States or any other country, state, territory or locality; and any and all trademarks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or any other country, state, territory or locality.

(f) To acquire all or any part of the goodwill, rights, property and business of any corporation, association, partnership, firm, trustee, syndicate, combination, organization, other entity, or individual, domestic or foreign, heretofore or hereafter engaged in any business, similar to the business of the corporation or otherwise, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such corporation, association, partnership, firm, trustee, syndicate, combination, organization, individual or other entity, domestic or foreign, and to conduct in the State of Ohio and/or in any other state, territory, locality or country the whole or any part of the business thus acquired, provided such business is not prohibited by the laws of the State of Ohio.

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          (g) Each purpose specified in any clause or paragraph contained in this Article Third shall be deemed to be independent of all other purposes herein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

          The corporation reserves the right, at any time and from time to time, substantially to change its purposes, in the manner now or hereafter permitted by statute. Any change of the purposes of the corporation, authorized or approved by the holders of shares entitling them to exercise the proportion of the voting power of the corporation now or hereafter required by statute, shall be binding and conclusive upon every shareholder of the corporation as fully as if such shareholder had voted therefor; and no shareholder, notwithstanding that he may have voted against such change of purposes or may have objected in writing thereto, shall be entitled to payment of the fair cash value of his share.

FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is five hundred (500) shares without par value.

          Shares without par value may be issued pursuant to subscriptions taken by the incorporators for such amount of consideration as may be specified by the incorporators, and, after organization, shares without par value now or hereafter authorized may be issued or agreed to be issued from time to time for such amount or amounts of consideration as may be fixed from time to time by the board of directors. The board of directors in its discretion may fix different amounts and/or kinds of consideration for the issuance of shares without par value, whether issued at the same or different times, and may determine that only a part or proportion of the amount or amounts of consideration which shall be received by the corporation shall be stated capital. Any and all shares without par value so issued, the consideration for which, as fixed by the incorporators or by the board of directors, has been paid or delivered, shall be fully paid and non-assessable.

FIFTH: The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

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SIXTH:    The board of directors is hereby authorized to fix and determine and to vary the amount of working capital of the corporation; to determine whether any, and if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the board of directors shall deem expedient.

SEVENTH: Every statute of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Act of said state are increased, diminished or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statute had been in force at the date of the filing of these Articles of Incorporation.

EIGHTH: A director of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or act provided the fact that such director or such firm or such corporation is so interested shall be disclosed or shall be known to the board of directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the corporation for or in respect to any such transaction or contract or act of this corporation or for any gains or profits realized by him by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; any such director may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act, with like force and effect, as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

NINTH: The corporation shall indemnify and hold harmless each person who shall serve at any time as a director or officer of the corporation from and against any and all claims and liabilities to which such person shall become subject by reason of his having been a director or officer of the corporation, or by reason of any action alleged to have been taken or omitted by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided, however, that no such person shall be indemnified against or be reimbursed for any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions in this article shall not exclude any other right to which he may be lawfully entitled, or shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case even though not specifically herein provided for.


TENTH: If the regulations so provide, or if a resolution adopted by a majority of all directors in the absence of such provision of the regulations so provided, shareholders shall have no pre-emptive right to subscribe to any or all additional issues of stock of this corporation of any or all classes, or such limited right so to subscribe as may be specified in the regulations or as may be specified by resolution adopted by a majority of all directors if the regulations do not so specify.

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     IN WITNESS WHEREOF, we have hereunto set our hands this 22nd day of June,
1972.

                                       SCANDINAVIAN HEALTH SPA, INC.

                                       /s/ Charles A. Morgan, Jr.
                                       ----------------------------------------
                                                Charles A. Morgan, Jr.

                                       /s/ Frank Leonesio
                                       ----------------------------------------
                                                    Frank Leonesio

                                       /s/ Carmel Masters
                                       ----------------------------------------
                                                    Carmel Masters

                                                    INCORPORATORS


STATE OF OHIO:
                  SS:
STARK COUNTY:

     Before me, the undersigned Notary Public in and for said county, personally appeared this 22nd day of June, 1972, the above named Charles A. Morgan, Jr., Frank Leonesio and Carmel Masters, each of whom acknowledged the signing of the foregoing Articles of Incorporation to be his free act and deed for the uses and purposes therein mentioned.

     WITNESS my hand and official seal the day and year last aforesaid.

                                       /s/ Charles A. Morgan, Jr.
                                       ----------------------------------------
                                                     Notary Public

                              APPOINTMENT OF AGENT

     KNOW ALL MEN BY THESE PRESENTS, that Frank M. Leonesio of 2613 Woodlawn Circle N.W., Canton, Ohio, 44708, a natural person, and resident of said county, being the county in which the principal office of Scandinavian Health Spa, Inc. is located, is hereby appointed as the person on whom process, tax notices and demands against said Scandinavian Health Spa, Inc. may be served.

Stark County                            SCANDINAVIAN HEALTH SPA, INC.

                                        /s/ Charles A. Morgan, Jr.
                                        ---------------------------------------
                                                Charles A. Morgan, Jr.


                                        /s/ Frank M. Leonesio
                                        ---------------------------------------
                                                  Frank M. Leonesio

                                        /s/ Carmel Masters
                                        ---------------------------------------
                                                   Carmel Masters

                                                   Incorporators

                                                       Canton, Ohio
                                                       June 22, 1972



Scandinavian Health Spa, Inc.
Canton, Ohio

Gentlemen:

I hereby accept the appointment as the representative of your company upon whom process, tax notices or demands may be served.

                                        /s/ Frank M. Leonesio
                                        ---------------------------------------
                                                  Frank M. Leonesio



STATE OF OHIO:
                    SS:
STARK COUNTY:

Personally appeared before me, the undersigned, a Notary Public in and for said county, this 22nd day of June, 1972, the
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above-named Frank M. Leonesio who acknowledged the signing of the foregoing to be his free act and deed for the uses and purposes therein mentioned.

WITNESS my hand and official seal on the day and year last aforesaid.


                                                  /s/ Charles A. [Illegible] Jr.
                                                  -----------------------------
                                                          Notary Public